EXHIBIT 99.1

THERMOGENESIS CORP. ANNOUNCES THIRD QUARTER RESULTS

Key Milestones Completed by the Company:

AXP AutoXpress™ System: US & EU Launch by GE Healthcare,

CryoSeal® FS System: PMA Submission, EU Expanded Distribution;

Thrombin Processing Device™ (TPD): Canadian Regulatory Market Approval

Rancho Cordova, California (May 10, 2006) – ThermoGenesis Corp. (Nasdaq: KOOL), a company that designs and develops enabling technologies for cell therapy and wound care, today announced results for its third quarter of fiscal 2006.

For the quarter ended March 31, 2006, ThermoGenesis reported net revenues of $3,248,000 compared to net revenues of $1,727,000 in the third quarter of fiscal 2005, an increase of 88%. For the three months ended March 31, 2006, ThermoGenesis reported a net loss of $(892,000) or $(0.02) per basic and diluted common share compared to $(2,117,000) or $(0.05) per basic and diluted common share for the three months ended March 31, 2005.

“The highlighted achievements below signal our ongoing transition from a research and development company to an organization with marketed products that generate recurring revenues,” stated Kevin Simpson, President and Chief Operating Officer of ThermoGenesis. “We are very pleased with our progress executing our strategic plan as the leader in automated blood processing systems for cell therapy and wound care.”

Third Quarter Highlights

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In January 2006, ThermoGenesis announced the Center for Biologics Evaluation and Research (CBER) had received and was reviewing the Company’s pre-market application (PMA) for CryoSeal Fibrin Sealant (FS) in liver resection surgeries. The PMA submission was based on successful clinical results from a Phase III trial evaluating the safety and efficacy of CryoSeal FS as an adjunct to hemostasis in liver resection surgery against a control, Instat, a collagen absorbable hemostat. If approved, CryoSeal would be the only autologous fibrin sealant (produced from the patient’s own blood) to be marketed in the United States.

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In February 2006, the Company completed a public offering of 8,800,000 shares of its common stock, which included the over allotment option completed in March 2006, at $4.00 per share. Net proceeds after Company expenses from the offering were approximately $32,564,000.

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In February 2006, the Medical Devices Bureau of Health Canada issued ThermoGenesis a marketing license for the AXP System, thus allowing GE Healthcare, the exclusive AXP AutoXpress System distributor, the right to begin sales and marketing efforts in Canada.

•	In March 2006, ThermoGenesis signed exclusive distribution agreements for its CE-Marked CryoSeal FS System with independent distributors in Spain, Portugal, Lithuania and Latvia.

EXHIBIT 99.1

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In March 2006, GE Healthcare launched in Europe the ThermoGenesis’ AXP AutoXpress System, the first automated, functionally closed, sterile system that harvests stem cells from cord blood with high yield and high throughput.

Events Since Quarter's Close

•	As announced on April 5, 2006, ThermoGenesis received notice from the U.S. Patent Office of the allowance of 20 new patent claims for the Company’s TPD.

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As announced on April 19, 2006, ThermoGenesis signed exclusive distribution agreements for its CE-Marked CryoSeal FS System and the TPD with independent distributors in the United Kingdom, Ireland, and Hungary. CryoSeal is now marketed in 11 European countries.

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As announced on April 25, 2006, the Medical Devices Bureau of Health Canada issued ThermoGenesis a marketing license for the Company’s TPD, thus allowing Biomet, Inc. and Medtronic, Inc., ThermoGenesis’ non-exclusive global distributors for the TPD, the right to begin sales and marketing efforts in Canada.

Third Quarter and Year-to-Date Financial Detail

For the quarter ended March 31, 2006, ThermoGenesis reported net revenues of $3,248,000 compared to net revenues of $1,727,000 in the third quarter of fiscal 2005, an increase of 88%. Net revenues for the nine months ended March 31, 2006 totaled $8,491,000 compared to net revenues of $7,078,000 for the corresponding fiscal 2005 period, a 20% increase.

Gross margin on net sales increased to 41% for the quarter ended March 31, 2006 and 36% for the nine months ended March 31, 2006, compared to 26% and 31% for the comparable periods in fiscal 2005. Increases in gross margins in both comparable periods are primarily attributable to disposable revenues and greater royalty and licensing revenues, both of which carry higher gross margins.

Research and Development expenses for the quarter ended March 31, 2006 were $705,000, versus $1,277,000 for the comparable period of 2005. For the nine months ended March 31, 2006, the total incurred on Research and Development was $2,955,000, compared to $3,941,000 for the same period of 2005. Lower spending for both comparable periods was driven primarily by a reduction in the costs associated with outside consultants for design and development services for the AXP System as development has been completed and a decrease in the costs associated with the CryoSeal FS human clinical trials as the PMA has been filed.

Selling, general and administrative expenses for the quarter ended March 31, 2006 were $1,771,000, compared to $1,346,000 in the comparable 2005 period. For the nine months ended March 31, 2006, the total expense was $5,101,000 versus $4,232,000 for the comparable period in 2005. Higher expense for both comparable periods was driven primarily by the Company’s adoption of Statement 123(R) as of July 1, 2005, which resulted in $184,000 and $643,000, for the three and nine month periods of FY 2006, respectively, of stock-based compensation expense and increases in both comparable periods in commissions and incentive compensation payments.

For the quarter ended March 31, 2006, ThermoGenesis reported a net loss of $(892,000) or $(0.02) per basic and diluted common share compared to $(2,117,000) or $(0.05) per basic and diluted common share for the third quarter of fiscal 2005. For the nine months ended March 31, 2006, the Company’s net loss was $(4,661,000) or $(0.10) per basic and diluted common share compared to $(5,837,000) or $(0.13) per basic and diluted common share for the corresponding fiscal 2005 period.

EXHIBIT 99.1

The table below shows the impact of stock-based compensation expense which began in the first quarter of Fiscal 2006.

Reconciliation of Non-GAAP Measures

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2006	2005	2006	2005
Net loss reconciliation:
Net loss, as reported	$ (892,000)	$ (2,117,000)	$ (4,661,000)	$ (5,837,000)

Stock-based compensation under new accounting rules (1)	(237,000)	-	(773,000)	-

Adjusted net loss	$ (655,000)	$(2,117,000)	$ (3,888,000)	$ (5,837,000)

Net loss per common share reconciliation:
Basic and diluted net loss per common share, as reported	(0.02)	$ (0.05)	$ (0.10)	$ (0.13)

Stock-based compensation under new accounting rules (1)	-	-	$ (0.02)	-

Adjusted basic and diluted net loss per common share	$ (0.01)	$ (0.05)	$ (0.08)	$ (0.13)

Note to Receonciliation of Non-GAAP Measures:

(1)	ThermoGenesis adopted new accounting guidelines requiring expensing of stock-based compensation beginning in Fiscal Q1 2006

For the three and nine months ended March 31, 2006, we also reported in this press release non-GAAP financial results of expenses for net loss and diluted shares used in the calculation of adjusted earnings per share. These expenses were adjusted to exclude the effects of expensing stock options in accordance with SFAS No. 123(R). The Company believes that excluding the impact of expensing stock options and the related effect of adopting SFAS No. 123(R) will facilitate comparisons between periods before, during and after such expenses are incurred.

Company Conference Call

Management will host a conference call today, May 10, 2006 at approximately 11:00 AM (PDT) to review the third quarter financial results and other corporate events, followed by a Q&A session. Participants are asked to call in approximately 5 minutes before the conference call begins.

Conference call details:

Date:	Wednesday, May 10, 2006
Time:	11:00 AM (PDT)
Dial-in (U.S.):	800-860-2442
Dial-in (International):	412-858-4600
Conference name:	“ThermoGenesis”

An audio replay of the conference call will be available beginning approximately two hours after completion of the call for the following five business days. To access the replay:

Access number (U.S.):	877-344-7529
Access number (International):	412-317-0088
Conference ID#:	“385107”

EXHIBIT 99.1

About ThermoGenesis Corp.

ThermoGenesis Corp. is a leader in developing and manufacturing automated blood processing systems and disposables that enable the manufacture, preservation and delivery of cell and tissue therapy products.

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The BioArchive® System, an automated cryogenic device, is used by cord blood stem cell banks in more than 25 countries for cryopreserving and archiving cord blood stem cell units for transplant. GE Healthcare is the non-exclusive global distribution partner for the BioArchive System.

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The AutoXpressTM System, is a newly developed semi-automated device and companion sterile closed blood processing disposable, to harvest stem cells from cord blood. GE Healthcare is the exclusive global distribution partner for the AXP AutoXpress™ System.

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The CryoSeal® FS System, an automated device and companion sterile blood processing disposable, is used to prepare fibrin sealants from plasma in about an hour. Enrollment in a 150-patient U.S. pivotal clinical trial has been completed and a PMA is being reviewed by the FDA. The CryoSeal FS System has received the CE-Mark. From a marketing perspective, the CE Mark is the European equivalent to an FDA approval, in that it allows sales of the product throughout the European community.

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The Thrombin Processing DeviceTM (TPD™) is a sterile blood processing disposable that prepares activated thrombin from a small aliquot of plasma in less than 30 minutes. The CE-Marked TPD is currently being marketed in Europe by Biomet, Inc. subsidiary Biomet Biologicals, Medtronic, Inc. and independent distributors.

This press release, including statements regarding financial information for future periods, contain forward-looking statements, and such statements are made pursuant to the safe harbour provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those contemplated by the forward-looking statements. Several factors, including timing of FDA approvals, changes in customer forecasts, our failure to meet customers’ purchase order and quality requirements, supply shortages, production delays, changes in the markets for customers’ products, introduction timing and acceptance of our new products scheduled for fiscal year 2006, and introduction of competitive products and other factors beyond our control, could result in a materially different revenue outcome and/or in our failure to achieve the revenue levels we expect for fiscal 2006. A more complete description of these and other risks that could cause actual events to differ from the outcomes predicted by our forward looking statements is set forth under the caption "Risk Factors" in our annual report on Form 10-K and other reports we file with the Securities and Exchange Commission from time to time, and you should consider each of those factors when evaluating the forward looking statements.

For More Information, Contact:

THERMOGENESIS CORP.

Fern Lazar of Lazar Partners (212) 867-1762

or visit the web site at www.thermogenesis.com

THERMOGENESIS CORP.
Condensed Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2006	2005	2006	2005
Net revenues	$3,248,000	$1,727,000	$8,491,000	$7,078,000
Cost of revenues	1,932,000	1,273,000	5,466,000	4,894,000
Gross profit	1,316,000	454,000	3,025,000	2,184,000
Expenses:
Selling, general and administrative	1,771,000	1,346,000	5,101,000	4,232,000
Research and development	705,000	1,277,000	2,955,000	3,941,000
Total operating expenses	2,476,000	2,623,000	8,056,000	8,173,000
Interest and other income, net	268,000	52,000	370,000	152,000
Net loss	$ (892,000)	$ (2,117,000)	$ (4,661,000)	$ (5,837,000)
Basic and diluted net loss per common share	($0.02)	($0.05)	($0.10)	($0.13)
Shares used in computing per share data	51,584,192	45,824,946	47,822,518	45,282,947

THERMOGENESIS CORP.
Condensed Balance Sheets
Condensed Balance Sheets
(Unaudited)

	March 31,	June 30,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$21,174,000	$9,568,000
Short term investments	19,611,000	--
Accounts receivable, net	3,035,000	2,917,000
Inventories	2,677,000	3,280,000
Other current assets	249,000	469,000

Total current assets	46,746,000	16,234,000

Equipment, net	1,329,000	1,184,000

Other assets	48,000	48,000

	$48,123,000	$17,466,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,068,000	$1,791,000
Other current liabilities	1,707,000	1,358,000

Total current liabilities	2,775,000	3,149,000

Long-term obligations and note payable	2,248,000	286,000

Stockholders' equity	43,100,000	14,031,000

	$48,123,000	$17,466,000